Exhibit 99.1

TELA Bio Appoints Greg Firestone as Chief Commercial Officer

MALVERN, Pa., May 20, 2024 (GLOBE NEWSWIRE) -- TELA Bio, Inc. (NASDAQ: TELA), a commercial-stage medical technology company focused on providing innovative soft-tissue reconstruction solutions, today announced the appointment of Greg Firestone as the Company’s new Chief Commercial Officer. In this role, Mr. Firestone will oversee the Company’s commercial operations, including key product launches, sales team training, market development, as well as strategic initiatives to optimize market access and reimbursement strategy across the Company’s product lines.

“Greg has been an instrumental player in the TELA Bio story, supporting our commercial strategy and cultivating each of our key group purchasing organization (GPO) and integrated delivery network (IDN) relationships,” said Antony Koblish, President and CEO of TELA Bio. “As we move into our next phase of growth and strive for the strongest possible year-end performance, we look forward to his leadership of the entire commercial organization with heightened focus on implementing and driving market share within our GPO/IDN contracts, through enhancing our sales rep training and productivity metrics, and ultimately delivering greater market penetration across the portfolio with increased operational efficiency.”

Mr. Firestone has been a member of TELA’s executive leadership since October 2017, most recently serving as the Company’s Chief Business Officer, where he led the strategic customer relations team. He brings over 35 years of experience in the acute and non-acute healthcare sectors, with much of his tenure in strategy and partnership development, stakeholder collaboration, and strategic consulting initiatives. Throughout his career, Mr. Firestone has worked closely with IDNs, health systems, GPOs, and suppliers, developing deep relationships throughout the MedTech landscape. Prior to his tenure at TELA Bio, he held several executive and sales leadership roles in medical device, GPO and logistics, including as founder and CEO of Dermal Life, LLC, co-founder and president of Mossberg Labs, and owner and CEO of NCI, where Mr. Firestone founded the IDN Summit & Expo, and authored Swimming with the Supertankers, a book written to assist supplier sales and marketing professionals.

“I am grateful for the opportunity to head up the commercial organization at TELA Bio at this critical time,” said Greg Firestone. “We are poised to change the landscape of soft tissue reconstruction, delivering on TELA’s mission to bring our innovative, more natural repair solutions to hospitals and surgery centers by addressing the unmet needs of surgeons and patients in the hernia and plastic and reconstructive markets, while reducing the cost of care.”

“I would also like to extend my deepest appreciation to Peter Murphy for his many contributions to TELA Bio and guiding us through our initial periods of continuous growth,” said Antony Koblish. “We are confident that Greg’s leadership will build upon and sustain this success.”

To learn more about TELA Bio, visit telabio.com

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient's own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient's natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA Bio's management. Such forward-looking statements include statements relating to our expected revenue and revenue growth for the full year 2024. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business from macroeconomic conditions, including any lingering effects of the COVID-19 pandemic and other public health crises, recessionary concerns, banking instability, increasing market interest rates, and inflationary pressures, potentially impacting our ability to market our products, demand for our products due to the deferral of elective procedures, the labor and staffing environment in the healthcare industry, disruption in our supply chain, or pricing pressures concerning our products or the procedures using our products; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; that data from earlier studies related to our products and interim data from ongoing studies may not be replicated in later studies or indicative of future data; that data obtained from clinical studies using our product may not be indicative of outcomes in other surgical settings; our ability to enhance our product offerings; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; product defects or failures; and total estimated consideration related to the NIVIS transaction. These risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA Bio assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact
Greg Chodaczek
347-620-7010
ir@telabio.com

Media Contact
Lisa Novy-Wikowski

484-354-6782

lnovywikowski@telabio.com